EXHIBIT 99.1

CONTACT:
Quinn Coburn
Vice President, Finance
GrafTech International
216-676-2000

Jamie Moser / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

GrafTech Issues Statement Regarding Board Nominations
No Stockholder Action Required at this Time

PARMA, Ohio - January 24, 2014 - GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today confirmed that it has received notice on behalf of the Nathan and Daniel Milikowsky group that it intends to nominate director candidates to stand for election to GrafTech’s Board of Directors at the Company's 2014 Annual Meeting of Stockholders.

The GrafTech Board will review the notice of nomination for compliance with the Stockholders’ Agreement with the Nathan and Daniel Milikowsky group, as well as GrafTech’s governing documents and applicable law, in due course. GrafTech stockholders are not required to take any action at this time.

The Company issued the following statement:

GrafTech’s Board and management team are always open to the views of its stockholders and value input towards the goal of enhancing value for all stockholders.

The Board and management team continue to focus on profitably operating the business and strategically positioning GrafTech for long-term stockholder value creation. On January 21, 2014, we provided an update to the strategic initiatives we announced on October 31, 2013 that are designed to significantly improve GrafTech’s competitiveness, allow the Company to better serve customers and position our Industrial Materials business for success. The strategic initiatives address three key areas: profitability, cash flow and future growth. Consistent with our stated strategy, we announced our intention to close three facilities, including our two highest cost graphite electrode plants and a

EXHIBIT 99.1

machine shop. All three plant closures are proceeding on schedule and as expected. Once implemented, the strategic initiatives are expected to yield approximately $75 million in annual cost savings, with $35 million in anticipated savings in 2014.

Despite operating in a sustained period of macroeconomic challenge, GrafTech remains positioned as one of the best graphite material science companies in the world. GrafTech has a well-established and industry-leading track record of cutting costs and improving profitability and we are confident that the Company’s initiatives will position the Company to benefit from market conditions when global demand and macroeconomic conditions improve.

GrafTech’s Board is composed of seven highly qualified directors, five of whom are independent and all of whom are active, engaged and have the expertise and experience needed to support the Company's growth initiatives and success. Furthermore, our Board is committed to the highest standards of corporate governance and to continuing to enhance value for all GrafTech stockholders.

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy and latest generation electronics. GrafTech currently operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech currently employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, rationalization initiatives and results thereof, and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This news release does not constitute an offer or solicitation as to any securities.